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                                                                    EXHIBIT 10.1

                                STOCKHOLDER AGREEMENT
                                         AND
                                  IRREVOCABLE PROXY


    This Stockholder Agreement (the "Agreement"), dated as of __________, 1997 is made and entered into by and among The Toro Company, a Delaware corporation ("Toro"), and the undersigned stockholder (the "Stockholder") of Exmark Manufacturing Company Incorporated, a Nebraska corporation (the "Company").

                                       RECITALS

    WHEREAS, concurrently with delivery of this Agreement, Toro, the Company and EMCI Acquisition Corp., a Nebraska corporation and a wholly owned subsidiary of Toro ("Merger Subsidiary"), are entering into an Agreement and Plan of Merger (the "Merger Agreement"), which provides for the merger (the "Merger") of the Merger Subsidiary with and into the Company.

    WHEREAS, pursuant to the terms of the Merger Agreement, the shares of capital stock of the Company will be converted into the right to receive cash and shares of Toro Common Stock on the basis described in the Merger Agreement.

    WHEREAS, the Stockholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of the number of shares of the outstanding capital stock of the Company and has the right to acquire the number of shares of capital stock of the Company as is indicated on the signature page of this Agreement (all of such outstanding shares and any shares of the Company's capital stock hereafter acquired by the Stockholder are referred to herein as the "Shares").

    WHEREAS, Toro has made it a condition to its entering into the Merger Agreement that the Stockholder enter into and be bound by this Agreement pursuant to which the Stockholder agrees (a) not to transfer or otherwise dispose of any of the Shares, or any other shares of capital stock of the Company acquired hereafter and prior to the Expiration Date (as defined in Section 1.1 below), and (b) to vote the Shares and any other such shares of capital stock of the Company held by the Stockholder so as to facilitate consummation of the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the respective representations and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:



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    1.   DEFINITIONS.   Capitalized terms used but not defined in this
Agreement shall have the respective meanings ascribed to them in the Merger Agreement. The term "Expiration Date" shall mean the earlier to occur of (a) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (b) such date and time as the Merger Agreement shall be terminated pursuant to Article 9 thereof.

    2.   AGREEMENT TO RETAIN SHARES.

         2.1 TRANSFER AND ENCUMBRANCE. The Stockholder agrees not to transfer (except as may be specifically required by court order), sell, exchange, pledge or otherwise dispose of or encumber any of the Shares or any New Shares (as defined in Section 2.2 below), grant any proxies (except the proxy referred to in Section 3(b)) with respect to the Shares or any New Shares), or make any offer or agreement relating thereto, at any time prior to the Expiration Date.

         2.2 ADDITIONAL PURCHASES. The Stockholder agrees that any shares of capital stock of the Company that such Stockholder purchases or with respect to which such Stockholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the Expiration Date ("New Shares") shall be Subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

         2.3 LEGEND. Stockholder further agrees to submit the certificate(s) representing the Shares, and certificates representing any New Shares, to the Company for placement thereon of a legend in the following form:

    The securities represented by this certificate are subject to the terms of a Stockholder Agreement dated October 23, 1997 between the holder and The Toro Company, a Delaware corporation, under which The Toro Company has been granted an irrevocable proxy to vote the share(s) represented by this certificate with respect to certain corporate transactions.

    3.   AGREEMENT TO VOTE SHARES AND IRREVOCABLE PROXY.

         (a) At every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, the Stockholder agrees to vote the Shares and any New Shares: (i) in favor of approval of the Merger Agreement, the Merger, the Signing Bonuses and the New Articles of Incorporation, and any other matter that could reasonably be expected to facilitate the Merger; and (ii) against approval of any proposal made in opposition to or competition with consummation of the Merger and against any merger, consolidation, sale of assets, reorganization or recapitalization, with any party other than Toro, the Merger Subsidiary and their affiliates and against any liquidation or winding up of the Company (each of the


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foregoing is hereinafter referred to as an "Opposing Proposal").  The
Stockholder agrees not to take any actions contrary to such Stockholder's obligations under this Agreement.

         (b) In furtherance of Section 3(a) and limited to the issues set forth therein, the Stockholder hereby irrevocably appoints, during the term of this Agreement, Toro as proxy to vote the Shares and any New Shares which the Stockholder is entitled to vote, for and in the name, place and stead of such Stockholder (the "Proxy"), at any annual, special or other meeting of the holders of capital stock of the Company and at any adjournments thereof or pursuant to any consent in lieu of a meeting or otherwise.

         (c) The Proxy is granted in consideration of the execution and delivery of the Merger Agreement by Toro. The Stockholder agrees that the Proxy is coupled with an interest sufficient in law to support an irrevocable proxy.

         (d) The Proxy shall revoke all prior proxies given by the Stockholder with respect to any Shares or New Shares.

         (e) Notwithstanding any other provision of this Agreement Stockholder shall not be required to take any action hereunder that would constitute a violation of Stockholder's fiduciary duties as a director of the Company.

    4. NONSOLICITATION. During the term of this Agreement, the Stockholder shall not, directly or indirectly, solicit, initiate or encourage submission of any proposal or offer from any person, group or entity relating to any acquisition of the assets, business or capital stock of the Company, or other similar transaction or business combination involving the business of the Company; shall not participate in any negotiations or discussions regarding or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any other person or entity to do or seek such acquisition or other transaction; and shall inform Toro of any such inquiry. Without limiting the generality of the foregoing, the Stockholder will not, and will not permit any person or entity under Stockholder's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (b) initiate a stockholders' vote or action by consent of the Company stockholders with respect to an Opposing Proposal; or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

    5. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. The Stockholder hereby represents and warrants to Toro as follows:


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         5.1  OWNERSHIP OF SHARES.  The Stockholder (a) is the beneficial owner of the number of Shares set forth on the signature page of this Agreement, which at the date hereof and at all times up until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; and (b) does not beneficially own any shares of capital stock of the Company other than such Shares (excluding shares as to which Stockholder currently disclaims beneficial ownership in accordance with applicable law).

         5.2 AUTHORITY; ENFORCEABILITY. The Stockholder has the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to grant the Proxy. This Agreement, including the Proxy, has been duly authorized, executed and delivered by or on behalf of the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its respective terms.

         5.3 NO CONFLICT. The execution and delivery by the Stockholder of, and the performance by the Stockholder of its obligations under, this Agreement will not contravene any provision of applicable law, or the articles of incorporation or bylaws, partnership agreement, limited liability company agreement, trust agreement or other charter documents of the Company or the Stockholder, any agreement or other instrument binding upon the Company or the Stockholder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Stockholder. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Stockholder of its obligations under this Agreement, except (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state and federal securities laws, (ii) filings under the Hart-Scott-Rodino Act, and (iii) such other consents, authorizations, filings, approvals and registrations which if not obtained or made would not have a material adverse effect on the ability of the Stockholder to consummate the transactions contemplated by this Agreement and the Merger Agreement.

    6. ADDITIONAL DOCUMENTS. The Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Toro, to carry out the intent of this Agreement.

    7. CONSENT AND WAIVER. The Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which the Stockholder is a party or pursuant to any rights the Stockholder may have.

    8. TERMINATION. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

    9.   MISCELLANEOUS.


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         9.1  SEVERABILITY.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         9.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of any Stockholder may be assigned by the Stockholder without the prior written consent of Toro.

         9.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the party against whom enforcement is sought.

         9.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Toro will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of any Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Toro upon any such violation, Toro shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Toro at law or in equity, in any event without the necessity of posting bond or proving actual damages.

         9.5 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Toro and the Stockholder will, unless another address is specified in writing, be sent to the address indicated below:

NOTICES TO TORO:                            WITH A COPY TO:
---------------                             --------------
The Toro Company                            Dorsey & Whitney LLP
8111 Lyndale Avenue South                   220 South Sixth Street
Minneapolis, MN 55420                       Minneapolis, MN 55402
Attn:  General Counsel                      Attention: J. Andrew Herring

                                            Facsimile:  (612) 340-8738
NOTICES TO THE STOCKHOLDER:
---------------------------


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To the address set forth on the signature page.

         9.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota.

         9.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

         9.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

         9.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

         9.10 EFFECTIVE TIME. This Agreement shall become effective only upon execution of the Merger Agreement by each of the Company, Toro and Merger Subsidiary.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the date and year first above written.

                                  THE TORO COMPANY

                                  By
                                    ---------------------------------

                                    Its
                                       ------------------------------

                                  STOCKHOLDER:


                                  -----------------------------------

                                  Name:
                                       ------------------------------

                                  Shares:
                                         ----------------------------

                                  Address:
                                          ---------------------------


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